Exhibit 32

TECO CAPITAL TRUST I

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of TECO Energy, Inc. (which is designated to make compliance filings on behalf of TECO Capital Trust I (the “Trust”)) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Trust for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 15, 2004	/s/ Sherrill W. Hudson
Sherrill W. Hudson
Chief Executive Officer of TECO Energy, Inc.

Date: November 15, 2004	/s/ Gordon L. Gillette
Gordon L. Gillette
Chief Financial Officer of TECO Energy, Inc.